EXHIBIT 16.2

KPMG Ltd                    P.O. Box                  Telephone +41 44 249 31 31
Badenerstrasse 172          CH-8026 Zurich            Fax +41 44 249 23 19
CH-8004 Zurich                                        Internet www.kpmg.ch


U.S. Securities and Exchange Commission
Division of Corporation Finance
Craig Olinger, Deputy Chief Accountant
100 F Street, N.E.
Washington, DC 20549-0213
USA


Zurich, March 19, 2007


Ladies and Gentlemen:

We are the statutory accountants for Protrust Private Clients SA ("Protrust") and, under the date of June 9, 2006, we reported on the accounting records and the financial statements of Protrust for the year ended December 31, 2005 in accordance with Swiss law. Our report opines solely on the aforementioned financial statements' compliance with local Swiss statutory requirements.

Tally Ho Ventures, Inc. (the "Company") included in their Form 8-K/A filed with the U.S. Securities and Exchange Commission on December 1, 2006, the financial statements of Protrust as of and for the year ended December 31, 2005, and the related statutory auditors' report of KPMG Fides Peat ("KPMG"). We issued a Form 8-K Item 4.02(b) letter dated February 6, 2007, requesting that the Form 8-K/A be amended to remove KPMG's statutory auditors' report.

We have read the Company's statements included under Item 4.02(b) of its Form 8-K/A dated March 2, 2007, and we agree with such statements, with the exception of the following matters:

o Item 4.02(b) of the Form 8-K does not mention that the statutory financial statements did not comply with Item 9.01 of Form 8-K as so inferred in the Company's December 1, 2006 filing;

o Item 4.02(b) of the Form 8-K improperly states that our letter to the Company indicates that the Protrust financial statements "(iv) were not audited in accordance with US GAAP". Our letter to the Company states the Protrust financial statements were not audited in accordance with US GAAS;

o The filing fails to mention that the original Form 8-K/A filing included our statutory auditors' report without our prior knowledge or consent; and

o We are not in a position to agree or disagree with the Company's statements in the third paragraph under item 4.02.

It is further noted the Company did not comply with Item 4.02(c)(1) which requires the Company provide us with a copy of their Item 4.02(b) filing no later than the day that the disclosures are filed with the US Securities and Exchange Commission. Such notice did not occur until March 14, 2007, despite the filing of the amended Form 8-K/A on March 2, 2007.

Attached hereto is a copy of our letter to the Company dated February 6, 2007.

Very truly yours

KPMG Ltd.

/s/ Gunter Haag                                 /s/ Douglas Mullins
----------------                                -------------------
Gunter Haag                                     Douglas Mullins
Partner                                         Partner
Head of Audit

Attachment: KPMG Ltd letter dated February 6, 2007



Cc: Jose M. Meleth, Tally-Ho Ventures, Inc. Chief Financial Officer

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

KPMG Ltd                    P.O. Box                  Telephone +41 44 249 31 31
Badenerstrasse 172          CH-8026 Zurich            Fax +41 44 249 23 19
CH-8004 Zurich                                        Internet www.kpmg.ch



Registered Mail
Tally Ho Ventures, Inc.
Jose M. Meleth, Chief Financial Officer                 Our ref HGG
115 Route d'Arlon
L-8311 Capellen
Luxembourg                                              Contact +41/44/249 20 46





Zurich, February 6, 2007



Dear Mr. Meleth

It has come to our attention that Tally Ho Ventures, Inc. ("Tally Ho") has included in their Form 8-K/A filed with the US Securities and Exchange Commission (the "Commission") on December 1, 2006, the financial statements of Protrust Private Clients SA ("Protrust") as and for the year ended December 31, 2005, and the related statutory auditors' report of KPMG Fides Peat ("KPMG").

We have informed you by telephone on January 16, 2007 that the inclusion of KPMG's statutory auditors' report in this filing was made without KPMG's prior knowledge or consent.

In addition, we informed you that the Protrust financial statements were prepared and audited solely for the purpose of complying with local Swiss statutory requirements. These financial statements do not comply with Item 9.01 of Form 8-K as so inferred in Tally Ho's Form 8-K/A filing as they:

o    Were not prepared on a comprehensive basis of accounting;

o    Do not contain US GAAP financial information; and

o    Were not audited in accordance with US GAAS.

Accordingly, we request that you formally amend the previously filed Form 8-K/A to remove KPMG's statutory auditors' report on the Protrust financial statements as of and for the year ended December 31, 2005 or take whatever additional actions are deemed necessary to remove KPMG Fides Peat's statutory auditors' report.

As management of Tally Ho has not responded in a timely manner to our requests with respect to this matter, we are formally notifying the Commission by copy of this letter.

Best regards
KPMG Ltd

/s/ Gunter Haag                                 /s/ Douglas Mullins
----------------                                -------------------
Gunter Haag                                     Douglas Mullins
Partner                                         Partner
Head of Audit


Cc: Craig Ollinger, Deputy Chief Accountant, Division of Corporation Finance,
    Securities and Exchange Commission


    Nigel Gregg, Tally Ho Chief Executive Officer

    Barry Boss, Cozen O'Conner Managing Partner

    Steven Krohn, KPMG USCMG Limited

    Lorenzo Job, KPMG Ltd Lugano

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